EXHIBIT 10.88


                             MEMORANDUM OF AGREEMENT

This Memorandum of Agreement ("MOA") by and between B.H. Centrum a.s. (a subsidiary of Ilbau and Bau Holding) ("BHC") and Century Casinos, Inc. ("CCI") is dated January 7, 2000.

     PREAMBLE:

1. HC has developed a hotel/retail/office complex in Prague, Czech Republic ("Marriott Hotel" and "MiIlennium Plaza"). The company Casino Millennium a.s. ("CM") has rented space in the complex from BHC for the operation of a casino. CCI (or its subsidiary) has entered into a casino services agreement with CM to assist CM in the management of the casino. The casino opened to the public in July 1999.

2. BHC receives 10% of the casinos gross revenues as rent and CCI receives 10% of the casino's gross revenues as casino services fee. Further, BHC receives 45% of CM's distributable profit in exchange for certain investments (e.g. inside architecture arid design, etc.) and CCI receives 45% of CM's distributable profit in exchange for the provision of gaming equipment.

3. Initially, before the opening of the casino, it has bean the intent of both BHC and CCI to undertake this casino project as a joint venture. Sudden changes in local laws, however, made that impossible at that time. These changes have been reversed in late 1999, opening the way for BHC and CCI to follow their original joint venture intent.

AGREEMENT:

1. BHC and CCI agree to continue this project on a 50/50 joint venture basis. This shall be achieved by either forming a new joint venture company, to be owned 50% by BHC and 50% by CCI, or by jointly acquiring the existing company CM. in early 2000. The consent to sell the CM shares has already been obtained from the current CM shareholders. BHC and CCI represent that the attorneys have already been briefed in this regard and a first draft of a joint venture agreement should be forthcoming shortly.

2. BHC and CCI shall have equal representation on the Supervisory Board and the Management Board of that new joint company. The joint company shall rent the casino space under the same terms and conditions from BHC as does CM currently; the joint company shall enter into a casino services agreement with CCI under the same terms and conditions as outlined in the existing casino services agreement between CM and CCI.


Agreed  to  and  accepted:

     /s/  G.  Leuthmetzer__________
     ------------------------------
DipI.  Ing.  G.  Leuthmetzer
     B.  H.  Centrum


/s/  Peter  Hoetzinger__________
--------------------------------
     Peter  Hoetzinger
Century  Casinos.  Inc.